Exhibit 99.1

InnerWorkings Announces Second Quarter 2020 Results

CHICAGO, IL - August 6, 2020 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing engineering firm, today announced financial results for the three and six months ended June 30, 2020. For all non-GAAP references below, please refer to the non-GAAP reconciliation tables at the end of this release for more information.

“As we had anticipated, a reduction in global economic activity impacted marketing spend by our clients and therefore resulted in a significant decline in our second-quarter revenue. We took swift action to dramatically reduce our costs while still meeting the high standard by which we serve our clients,” said Chief Executive Officer Rich Stoddart. “The proposed acquisition of our company by HH Global announced in July is expected to close by the end of the fourth quarter. We are excited about this combination and remain focused on delivering for our clients.”

Financial and Business Highlights

•	Gross revenue was $203.3 million in the second quarter of 2020, a decrease of 28.4% compared to $283.9 million in the second quarter of 2019.

•	Gross profit was $48.4 million, or 23.8% of gross revenue in the second quarter of 2020, compared to $68.4 million, or 24.1% of gross revenue, in the same period of last year.

•	Selling, general and administrative expenses were $45.1 million in the second quarter, down 21.4% compared to $57.4 million in the second quarter of 2019.

•
Net loss for the second quarter of 2020 was $(7.9) million, or $(0.15) per diluted share, compared to net loss of $(0.5) million, or $(0.01) per diluted share in the second quarter of 2019. Year-to-date net loss was $(10.8) million, compared to $(2.6) million in the same period of 2019.

•	Adjusted diluted (loss) earnings per share for the second quarter of 2020 was $(0.07), compared to $0.05 in the second quarter of 2019.

•
Adjusted EBITDA was $6.1 million in the second quarter of 2020, compared to $13.0 million in the second quarter of 2019. Year-to-date adjusted EBITDA was $19.0 million, compared to $20.4 million in the same period of 2019.

•	Additional work from new and existing clients awarded so far in 2020 amounts to approximately $56 million of annual revenue at full run-rate.

Conference Call
Due to the previously announced proposed acquisition of InnerWorkings by HH Global Group Limited, the company will not conduct a conference call or webcast to discuss the second quarter results and will not provide annual guidance.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the SEC: adjusted EBITDA and adjusted diluted earnings per share. The Company believes these measures provide useful information to investors because they provide further insights into the Company’s financial performance. These measures are also used by management in its financial and operational decision-making and evaluation of overall performance. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the reconciliation of adjusted EBITDA and adjusted diluted earnings per share included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K and our Form 8-K filed on May 11, 2020.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) engineers marketing for leading brands across a wide range of industries. We dive deep into clients’ brand strategies to deliver solutions that leverage our global expertise, certified supplier base, proven methods, and proprietary technology. By engineering marketing across key touch points in the customer journey, we power campaigns that drive value, enhance awareness and inspire action. With services that include creative, print, direct mail, branded merchandise, luxury packaging, retail environments, and digital solutions, we’re elevating beyond execution to shape brand experience. For more information visit: www.inwk.com.
CONTACT:
InnerWorkings, Inc.
Bridget Freas
312.589.5613
bfreas@inwk.com

Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$203,311	$283,861	$464,671	$551,072
Cost of goods sold	154,890	215,463	352,808	420,664
Gross profit	48,421	68,398	111,863	130,408
Operating expenses:
Selling, general and administrative expenses	45,117	57,404	96,756	113,235
Depreciation and amortization	3,310	3,233	6,437	5,849
Goodwill impairment	—	—	7,191	—
Intangible and other asset impairments	609	—	883	—
Restructuring charges	3,644	3,698	7,281	7,632
(Loss) income from operations	(4,259)	4,063	(6,685)	3,692
Other income (expense):
Interest income	53	104	109	202
Interest expense	(3,201)	(2,486)	(7,587)	(5,232)
(Loss) gain from change in fair value of warrant	(120)	—	5,085	—
Foreign exchange gain (loss)	862	237	(1,929)	(239)
Other income	221	42	1,117	78
Total other expense	(2,185)	(2,103)	(3,205)	(5,191)
(Loss) income before income taxes	(6,444)	1,960	(9,890)	(1,499)
Income tax expense	1,468	2,468	862	1,053
Net loss	$(7,912)	$(508)	$(10,752)	$(2,552)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Numerator:
Net loss - basic	$(7,912)	$(508)	$(10,752)	$(2,552)
Adjustments:
Change in fair value of Initial Warrant liability	—	—	(5,085)	—
Net loss - diluted	$(7,912)	$(508)	$(15,837)	$(2,552)

Denominator:
Weighted average shares outstanding	52,327	51,773	52,233	51,830
Issuance of Initial Warrant	1,335	—	1,335	—
Weighted average shares outstanding - basic and diluted	53,662	51,773	53,568	51,830

Basic loss per share	$(0.15)	$(0.01)	$(0.20)	$(0.05)
Diluted loss per share	$(0.15)	$(0.01)	$(0.30)	$(0.05)

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$35,311	$42,711
Accounts receivable, net of allowance for doubtful accounts of $3,470 and $3,830, respectively	158,636	202,406
Unbilled revenue	23,900	48,396
Other receivables	9,858	28,194
Inventories	37,303	34,977
Prepaid expenses	13,021	10,680
Other current assets	6,981	7,301
Total current assets	285,010	374,665
Property and equipment, net	36,357	37,224
Intangibles and other assets:
Goodwill	144,967	152,210
Intangible assets, net	6,693	7,714
Right of use assets, net	46,805	51,159
Deferred income taxes	2,183	2,182
Other non-current assets	3,018	4,129
Total intangibles and other assets	203,666	217,394
Total assets	$525,033	$629,283
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$96,866	$142,136
Accrued expenses	43,350	50,975
Deferred revenue	10,572	9,568
Revolving credit facility - current	76	593
Term loan - current	10,000	7,500
Other current liabilities	25,969	35,665
Total current liabilities	186,833	246,437
Lease liabilities	42,487	46,075
Revolving credit facility - non-current	40,476	60,086
Term loan - non-current	79,800	89,242
Deferred income taxes	8,053	8,053
Other long-term liabilities	1,762	1,138
Total liabilities	359,411	451,031
Commitments and contingencies
Stockholders' equity:
Common stock	6	6
Additional paid-in capital	248,215	245,311
Treasury stock at cost	(78,418)	(81,471)
Accumulated other comprehensive loss	(27,348)	(22,449)
Retained earnings	23,167	36,855
Total stockholders' equity	165,622	178,252
Total liabilities and stockholders' equity	$525,033	$629,283

Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(10,752)	$(2,552)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	6,437	5,849
Stock-based compensation expense	2,521	2,141
Bad debt provision	426	689
Contract implementation cost amortization	135	213
Goodwill impairment	7,191	—
Long-lived asset impairment	883	—
Change in fair value of warrant	(5,085)	—
Change in fair value of embedded derivatives	(519)	—
Unrealized foreign exchange loss	1,184	—
Other operating activities, net	1,085	224
Change in assets and liabilities:
Accounts receivable and unbilled revenue	61,059	(10,099)
Inventories	(3,134)	4,582
Prepaid expenses and other assets	17,147	(4,163)
Accounts payable	(41,351)	(18,146)
Accrued expenses and other liabilities	(19,190)	22,551
Net cash provided by operating activities	18,037	1,289

Cash flows from investing activities
Purchases of property and equipment	(5,127)	(6,881)
Net cash used in investing activities	(5,127)	(6,881)

Cash flows from financing activities
Net borrowings from old revolving credit facility	—	14,908
Net repayments on new revolving credit facility	(19,830)	—
Net short-term secured borrowings	—	(833)
Payments on term loan	(2,500)	—
Proceeds from exercise of stock options	—	63
Payment of debt issuance costs	—	(935)
Other financing activities, net	(130)	(156)
Net cash (used in) provided by financing activities	(22,460)	13,047

Effect of exchange rate changes on cash and cash equivalents	2,150	(226)
(Decrease) increase in cash and cash equivalents	(7,400)	7,229
Cash and cash equivalents, beginning of period	42,711	26,770
Cash and cash equivalents, end of period	$35,311	$33,999

Reconciliation of Adjusted EBITDA and Adjusted Diluted Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(7,912)	$(508)	$(10,752)	$(2,552)
Benefit for income tax	1,468	2,468	862	1,053
Interest income	(53)	(104)	(109)	(202)
Interest expense	3,201	2,486	7,587	5,232
Change in fair value of warrant	120	—	(5,085)	—
Foreign exchange loss	(862)	(237)	1,929	239
Depreciation and amortization	3,310	3,233	6,437	5,849
Stock-based compensation - equity classified awards	1,554	1,402	3,034	2,141
Stock-based compensation - liability classified awards (SARs)	127	46	(513)	46
Goodwill impairment	—	—	7,191	—
Intangible and other asset impairments	609	—	883	—
Restructuring charges	3,644	3,698	7,281	7,632
Merger-related transaction costs	790	—	790	—
Professional fees related to control remediation	356	550	620	916
Executive search fees	—	—	—	80
Sales and use tax audit	—	—	—	25
Other income	(221)	(42)	(1,117)	(78)
Adjusted EBITDA	$6,131	$12,992	$19,038	$20,381

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(7,912)	$(508)	$(10,752)	$(2,552)
Restructuring charges	3,644	3,698	7,281	7,632
Executive search fees	—	—	—	80
Merger-related transaction costs	790	—	790	—
Professional fees related to control remediation	356	550	620	916
Sales and use tax audit	—	—	—	25
Change in fair value of warrant and derivatives	36	—	(5,604)	—
Goodwill impairment	—	—	7,191	—
Intangible and other asset impairments	609	—	883	—
Income tax effects of adjustments	(1,115)	(961)	(2,071)	(1,994)
Adjusted net (loss) income	$(3,592)	$2,779	$(1,662)	$4,107

GAAP weighted-average shares outstanding – diluted	53,662	51,773	53,568	51,830
Effect of dilutive securities:
Employee stock options and restricted common shares	—	156	—	104
Adjusted weighted-average shares outstanding – diluted	53,662	51,929	53,568	51,934
Adjusted diluted (loss) earnings per share	$(0.07)	$0.05	$(0.03)	$0.08